Exhibit A

                          NATIONAL FUEL RESOURCES, INC.
                                INCOME STATEMENT


                                              Nine                 Twelve
                                          Months Ended          Months Ended
                                          June 30, 1999         June 30, 1999
                                          -------------         -------------

                                             Actual                Actual
                                          -------------         -------------

Operating Revenues                         $82,253,194           $97,175,312
                                           -----------           -----------

Operating Expenses:

Purchased Gas                               75,144,688            88,767,463
Purchased Electric                             934,547             1,063,703
General & Administrative                     3,198,543             4,111,393
Depreciation, Depletion
   & Amortization                              115,230               142,720
Franchise & Other Taxes                        160,399               233,684
                                           -----------           -----------
                                            79,553,407            94,318,963
                                           -----------           -----------

Operating Income                             2,699,787             2,856,349
                                           -----------           -----------

Interest Income                                293,131               394,548
Interest Expense                               244,437               238,053
                                           -----------           -----------
                                                48,694               156,495
                                           -----------           -----------

Net Income Before Taxes                      2,748,481             3,012,844
                                           -----------           -----------

Income Taxes:

Federal                                      1,007,144             1,259,502
State                                           90,280               106,566
Deferred                                       (78,895)             (247,646)
                                           -----------           -----------
                                             1,018,529             1,118,422
                                           -----------           -----------

Net Income                                 $ 1,729,952           $ 1,894,422
                                           ===========           ===========